UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 7, 2014

Semtech Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road
Camarillo, California	93012-8790
(Address of Principal Executive Offices)	(Zip Code)

805-498-2111

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2013 Semtech Corporation (the “Company”) filed a report on Form 8-K announcing that Mr. Sameer Vuyyuru’s service to and all duties with the Company as Senior Vice President and General Manager, Advanced Communications Products Group, ended effective December 16, 2013.  Further, the Company reported that Mr. Vuyyuru’s employment with the Company would end effective January 1, 2014.

In connection with the termination of Mr. Vuyyuru’s employment, the Company entered into an employment claims severance and release agreement (the “Severance and Release Agreement”) with Mr. Vuyyuru, which became effective on January 7, 2014.

The Severance and Release Agreement provides that Mr. Vuyyuru will be entitled to the following severance benefits in connection with his termination of employment:  (i) a lump sum payment of $217,500, and (ii) payment by the Company of COBRA premiums for six months if Mr. Vuyyuru elects COBRA continuation coverage under the medical and/or dental and/or vision plans in which he was enrolled at his date of termination.

In exchange for the benefits described above, Mr. Vuyyuru executed a general release of claims in favor of the Company.

The foregoing description of the Severance and Release Agreement does not purport to be complete and is qualified in its entirety by reference to the attached exhibit.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

10.1	Severance and Release Agreement, effective as of January 7, 2014, between Semtech Corporation and Sameer Vuyyuru.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2014	SEMTECH CORPORATION

	By:	/s/ Emeka Chukwu
Emeka Chukwu
Chief Financial Officer